EXHIBIT 3.2

Incorporation number:	C1504591

ARTICLES
of
ACASTI PHARMA INC.
(the “Company”)

		TABLE OF CONTENTS

1.	INTERPRETATION		1
	1.1	Definitions	1
	1.2	Business Corporations Act and Interpretation Act Definitions Applicable	2

2.	SHARES AND SHARE CERTIFICATES		2
	2.1	Authorized Share Structure	2
	2.2	Form of Share Certificate	2
	2.3	Shareholder Entitled to Certificate or Acknowledgement	2
	2.4	Delivery by Mail	2
	2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement	2
	2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement	3
	2.7	Recovery of New Share Certificate	3
	2.8	Splitting Share Certificates	3
	2.9	Certificate Fee	3
	2.10	Recognition of Trusts	4

3.	ISSUE OF SHARES		4
	3.1	Board Authorized	4
	3.2	Commissions and Discounts	4
	3.3	Brokerage	4
	3.4	Conditions of Issue	4
	3.5	Share Purchase Warrants and Rights	5

4.	SHARE REGISTERS		5
	4.1	Central Securities Register	5
	4.2	Closing Register	5

5.	SHARE TRANSFERS		5
	5.1	Registering Transfers	5
	5.2	Waivers of the Requirement of Transfer	6
	5.3	Form of Instrument of Transfer	6
	5.4	Transferor Remains Shareholder	6
	5.5	Signing of Instrument of Transfer	6
	5.6	Enquiry as to Title Not Required	6
	5.7	Transfer Fee	7

6.	TRANSMISSION OF SHARES		7
	6.1	Legal Personal Representative Recognized on Death	7
	6.2	Rights of Legal Personal Representative	7

7.	PURCHASE OF SHARES		7
	7.1	Company Authorized to Purchase or Otherwise Acquire Shares	7

i

EXHIBIT 3.2
	7.2	Purchase, Redemption or Other Acquisition When Insolvent	7
	7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares	8

8.	BORROWING POWERS		8

9.	ALTERATIONS		8
	9.1	Alteration of Authorized Share Structure	8
	9.2	Special Rights and Restrictions	9
	9.3	No Interference with Class or Series Rights without Consent	9
	9.4	Change of Name	9
	9.5	Other Alterations to Articles	9

10.	MEETINGS OF SHAREHOLDERS		10
	10.1	Annual General Meetings	10
	10.2	Resolution Instead of Annual General Meeting	10
	10.3	Calling and Location of Meetings of Shareholders	10
	10.4	Electronic Meetings	10
	10.5	Notice for Meetings of Shareholders	10
	10.6	Record Date for Notice	11
	10.7	Record Date for Voting	11
	10.8	Failure to Give Notice and Waiver of Notice	11
	10.9	Notice of Special Business at Meetings of Shareholders	11
	10.10	Notice of Dissent Rights	12
	10.11	Class Meetings and Series Meetings of Shareholders	12
	10.12	Advance Notice Provisions	12

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		16
	11.1	Special Business	16
	11.2	Special Majority	16
	11.3	Quorum	16
	11.4	One Shareholder May Constitute Quorum	17
	11.5	Persons Entitled to Attend Meeting	17
	11.6	Requirement of Quorum	17
	11.7	Lack of Quorum	17
	11.8	Lack of Quorum at Succeeding Meeting	17
	11.9	Chair	17
	11.10	Selection of Alternate Chair	18
	11.11	Adjournments	18
	11.12	Notice of Adjourned Meeting	18
	11.13	Decisions by Show of Hands or Poll	18
	11.14	Electronic Voting	18
	11.15	Declaration of Result	18
	11.16	Motion Need Not be Seconded	19
	11.17	Casting Vote	19
	11.18	Manner of Taking Poll	19
	11.19	Demand for Poll on Adjournment	19
	11.20	Chair Must Resolve Dispute	19
	11.21	Casting of Votes	19
	11.22	No Demand for Poll on Election of Chair	20
	11.23	Demand for Poll Not to Prevent Continuance of Meeting	20

EXHIBIT 3.2
	11.24	Retention of Ballots and Proxies	20

12.	VOTES OF SHAREHOLDERS		20
	12.1	Number of Votes by Shareholder or by Shares	20
	12.2	Votes of Persons in Representative Capacity	20
	12.3	Votes by Joint Holders	20
	12.4	Legal Personal Representatives as Joint Shareholders	21
	12.5	Representative of a Corporate Shareholder	21
	12.6	Proxy Provisions Do Not Apply to All Companies	21
	12.7	Appointment of Proxy Holders	22
	12.8	Alternate Proxy Holders	22
	12.9	When Proxy Holder Need Not Be Shareholder	22
	12.10	Deposit of Proxy	22
	12.11	Validity of Proxy Vote	23
	12.12	Form of Proxy	23
	12.13	Revocation of Proxy	23
	12.14	Revocation of Proxy Must Be Signed	24
	12.15	Chair May Determine Validity of Proxy	24
	12.16	Production of Evidence of Authority to Vote	24

13.	DIRECTORS		24
	13.1	First Directors; Number of Directors	24
	13.2	Change in Number of Directors	25
	13.3	Board’s Acts Valid Despite Vacancy	25
	13.4	Qualifications of Directors	25
	13.5	Remuneration of Directors	25
	13.6	Reimbursement of Expenses of Directors	25
	13.7	Special Remuneration for Directors	25
	13.8	Gratuity, Pension or Allowance on Retirement of Director	25

14.	ELECTION AND REMOVAL OF DIRECTORS		26
	14.1	Election at Annual General Meeting	26
	14.2	Consent to be a Director	26
	14.3	Failure to Elect or Appoint Directors	26
	14.4	Places of Retiring Directors Not Filled	27
	14.5	Directors May Fill Casual Vacancies	27
	14.6	Remaining Directors’ Power to Act	27
	14.7	Shareholders May Fill Vacancies	27
	14.8	Additional Directors	27
	14.9	Ceasing to be a Director	27
	14.10	Removal of Director by Shareholders	28
	14.11	Removal of Director by Directors	28

15.	POWERS AND DUTIES OF DIRECTORS		28
	15.1	Powers of Management	28
	15.2	Appointment of Attorney of Company	28

16.	INTERESTS OF DIRECTORS AND OFFICERS		29
	16.1	Obligation to Account for Profits	29
	16.2	Restrictions on Voting by Reason of Interest	29
	16.3	Interested Director Counted in Quorum	29

EXHIBIT 3.2
	16.4	Disclosure of Conflict of Interest or Property	29
	16.5	Director Holding Other Office in the Company	29
	16.6	No Disqualification	29
	16.7	Professional Services by Director or Officer	29
	16.8	Director or Officer in Other Corporations	30

17.	PROCEEDINGS OF THE BOARD		30
	17.1	Meetings of the Board	30
	17.2	Voting at Meetings	30
	17.3	Chair of Meetings	30
	17.4	Meetings by Telephone or Other Communications Medium	30
	17.5	Calling of Meetings	31
	17.6	Notice of Meetings	31
	17.7	When Notice Not Required	31
	17.8	Meeting Valid Despite Failure to Give Notice	31
	17.9	Waiver of Notice of Meetings	31
	17.10	Quorum	32
	17.11	Validity of Acts Where Appointment Defective	32
	17.12	Consent Resolutions in Writing	32

18.	EXECUTIVE AND OTHER COMMITTEES		32
	18.1	Appointment and Powers of Executive Committee	32
	18.2	Appointment and Powers of Other Committees	33
	18.3	Obligations of Committees	33
	18.4	Powers of Board	33
	18.5	Committee Meetings	33

19.	OFFICERS		34
	19.1	Board May Appoint Officers	34
	19.2	Functions, Duties and Powers of Officers	34
	19.3	Qualifications	34
	19.4	Remuneration and Terms of Appointment	34

20.	INDEMNIFICATION		35
	20.1	Definitions	35
	20.2	Mandatory Indemnification of Eligible Parties	35
	20.3	Indemnification of Other Persons	35
	20.4	Non-Compliance with Business Corporations Act	35
	20.5	Company May Purchase Insurance	35

21.	DIVIDENDS		36
	21.1	Payment of Dividends Subject to Special Rights	36
	21.2	Declaration of Dividends	36
	21.3	No Notice Required	36
	21.4	Record Date	36
	21.5	Manner of Paying Dividend	36
	21.6	Settlement of Difficulties	36
	21.7	When Dividend Payable	37
	21.8	Dividends to be Paid in Accordance with Number of Shares	37
	21.9	Receipt by Joint Shareholders	37
	21.10	Dividend Bears No Interest	37

EXHIBIT 3.2
	21.11	Fractional Dividends	37
	21.12	Payment of Dividends	37
	21.13	Capitalization of Retained Earnings or Surplus	38
	21.14	Unclaimed Dividends	38

22.	ACCOUNTING RECORDS		38
	22.1	Recording of Financial Affairs	38
	22.2	Inspection of Accounting Records	38

23.	NOTICES		38
	23.1	Method of Giving Notice	38
	23.2	Deemed Receipt	39
	23.3	Certificate of Sending	39
	23.4	Notice to Joint Shareholders	39
	23.5	Notice to Legal Personal Representatives and Trustees	39
	23.6	Undelivered Notices	40
24.	SEAL AND EXECUTION OF INSTRUMENTS		40
	24.1	Who May Attest Seal	40
	24.2	Sealing Copies	40
	24.3	Mechanical Reproduction of Seal	40
	24.4	Execution of Instruments	41

25.	FORUM FOR ADJUDICATION OF CERTAIN DISPUTES		41

26.	PROHIBITIONS		41
	26.1	Definitions	41
	26.2	Application	42
	26.3	Consent Required for Transfer of Shares or Transfer Restricted Securities	42

27.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES		42
	27.1	Dividends; Rights on Liquidation, Dissolution or Winding-Up	42
	27.2	Meetings and Voting Rights	42

28.	SPECIAL RIGHTS OR RESTRICTIONS ATTACHING TO THE PREFERRED SHARES		43
	28.1	Issuable in Series	43
	28.2	Class Rights or Restrictions	44

v

Incorporation number:	C1504591

ARTICLES
of
ACASTI PHARMA INC.
(the “Company”)

1.          INTERPRETATION

1.1	Definitions

In these Articles (the “Articles”), unless the context otherwise requires:

(1)
“applicable securities laws” means the applicable securities legislation of the United States and each relevant province and territory of Canada, as amended from time to time, the written rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of the United States and each province and territory of Canada;

(2)	“appropriate person” has the meaning assigned in the Securities Transfer Act;

(3)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(4)
“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(5)
“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(6)	“legal personal representative” means the personal or other legal representative of a shareholder;

(7)	“protected purchaser” has the meaning assigned in the Securities Transfer Act;

(8)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(9)	“seal” means the seal of the Company, if any;

(10)	“Securities Act” means the Securities Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(11)
“Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.          SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgement

Except in respect of shares that are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or an acknowledgement to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company (including the Company’s transfer agent or legal counsel) is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the Company is satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate is worn out or defaced, it must, on production to it of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as it thinks fit:

(1)	order the share certificate or acknowledgement, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgement, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement

If a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the Company receives:

(1)	a request for a replacement share certificate or acknowledgement, as the case may be, before the Company has notice that the share certificate has been acquired by a protected purchaser;

(2)	any indemnity the Company considers adequate, to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(3)	any other reasonable requirements imposed by the Company.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7	Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights under any indemnity, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the board.

2.10	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.          ISSUE OF SHARES

3.1	Board Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may allot, issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the board may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)          past services performed for the Company;

(b)          property;

(c)          money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the board determines, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.          SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register, which may be kept in electronic form. The board may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The board may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The board may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

5.          SHARE TRANSFERS

5.1	Registering Transfers

Subject to Article 26, the Business Corporations Act and the Securities Transfer Act, the Company must register the transfer of a share of the Company if:

(1)	The Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(a)          in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(b)         in the case of a share that is represented by a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate that has been issued by the Company in respect of the share to be transferred, a written instrument of transfer, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(c)         in the case of a share that is an uncertificated share, a written instrument of transfer, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(d)          such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, and that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser; or

(2)	All the preconditions for a transfer of a share under the Securities Transfer Act have been met and the Company is required under the Securities Transfer Act to register the transfer.

5.2	Waivers of the Requirement of Transfer

The Company may waive any of the requirements set out in Article 5.1(1) and any preconditions referred to in Article 5.1(2).

5.3	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the Company or the transfer agent from time to time.

5.4	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.5	Signing of Instrument of Transfer

If a shareholder, or other appropriate person or an agent who has actual authority to act on behalf of that person, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified but share certificates are deposited with the instrument of transfer, all the shares represented by such share certificates:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.6	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5.7	Transfer Fee

Subject to the rules of any stock exchange on which securities of the Company are listed, there must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the board.

6.          TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the board may require proof of appointment by a court of competent jurisdiction, the original court certified grant of letters probate, letters of administration, or such other evidence or documents as the board considers appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles and applicable securities laws, provided appropriate evidence of appointment or incumbency within the meaning of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

7.          PURCHASE OF SHARES

7.1	Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series of shares, the Business Corporations Act, and applicable securities laws, the Company may, if authorized by the board, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the board.

7.2	Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company retains a share purchased, redeemed or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

8.          BORROWING POWERS

The Company, if authorized by the board, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the board considers appropriate;

(2)
issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the board considers appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)
mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.          ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2, Article 9.3, the Business Corporations Act and the special rights and restrictions attached to the shares of any class or series of shares, the Company may:

(1)	by ordinary resolution:

(a)         create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)       increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)          if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(d)         change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(e)          alter the identifying name of any of its shares; or

(f)          otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly; and

(2)
by directors’ resolution or ordinary resolution, subdivide or consolidate all or any of its unissued, or fully paid issued, shares and, if applicable, alter its Notice of Articles and, if applicable, its Articles accordingly.

9.2	Special Rights and Restrictions

Subject to Article 9.3, the Business Corporations Act and the special rights and restrictions attached to the shares of any class or series of shares, the Company may by ordinary resolution:

(1)
create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3	No Interference with Class or Series Rights without Consent

A right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act, the Notice of Articles or these Articles unless the holders of shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of the holders of such class or series of shares.

9.4	Change of Name

The Company may by directors’ resolution or ordinary resolution authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.5	Other Alterations to Articles

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

10.        MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the board.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling and Location of Meetings of Shareholders

The board may, at any time, call a meeting of shareholders. The location of a meeting of shareholders shall be determined by the board and may be within or outside British Columbia.

10.4	Electronic Meetings

The board may determine that a meeting of shareholders shall be a fully electronic meeting or a partially electronic meeting. If the Company holds a meeting of shareholders that is not an electronic meeting, the Company is not obligated to take any action or provide any facility to permit or facilitate the use of telephone or any communications medium at the meeting. If the Company holds a meeting of shareholders that is an electronic meeting, the Company must permit and facilitate participation in the meeting by telephone or other communications medium. If one or more shareholders or proxy holders participate in, including voting at, a meeting of shareholders that is an electronic meeting, each such shareholder or proxy holder is deemed to be present at the meeting, and the meeting is deemed to be held at the location, if any, specified in the notice of the meeting.

10.5	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.6	Record Date for Notice

The board may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5:00 p.m. (Vancouver time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Record Date for Voting

The board may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5:00 p.m. (Vancouver time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of notice of such meeting. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting, unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.9	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)
if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)          at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)          during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.10	Notice of Dissent Rights

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.11	Class Meetings and Series Meetings of Shareholders

Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of the shareholders will apply with the necessary changes and so far as they are applicable, to the class meeting or series meeting of the shareholders holding a particular class or series of shares.

10.12	Advance Notice Provisions

(1)	Nomination of Directors

Subject only to the Business Corporations Act and these Articles, only persons who are nominated in accordance with the procedures set out in this Article 10.12 shall be eligible for election as directors to the board. Nominations of persons for election to the board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose at which the election of directors is a matter specified in the notice of meeting, as follows:

(a)        by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;

(b)         by or at the direction or request of one or more shareholders pursuant to a valid proposal made in accordance with the provisions of the Business Corporations Act or a valid requisition of shareholders made in accordance with the provisions of the Business Corporations Act; or

(c)          by any person entitled to vote at such meeting (a “Nominating Shareholder”), who:

(i)
is, at the close of business on the date of giving notice provided for in this Article 10.12 and on the record date for notice of such meeting, either entered in the central securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Company; and

(ii)	has given timely notice in proper written form as set forth in this Article 10.12.

(2)	Exclusive Means

For the avoidance of doubt, this Article 10.12 shall be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Company.

(3)	Timely Notice

In order for a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”), the Nominating Shareholder’s notice must be received by the corporate secretary of the Company at the principal executive offices or registered office of the Company:

(a)          in the case of an annual meeting of shareholders (including an annual and special meeting), not later than 5:00 p.m. (Vancouver time) on the 35th day before the date of the meeting; provided, however, if the first public announcement made by the Company of the date of the meeting (each such date being the “Notice Date”) is less than 50 days before the meeting date, notice by the Nominating Shareholder may be given not later than the close of business on the 10th day following the Notice Date; and

(b)         in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board, not later than the close of business on the 15th day following the Notice Date;

provided that, in either instance, if notice-and-access (as defined in National Instrument 54 - 101 - Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described in Article 10.12(3)(a) or 10.12(3)(b) and the Notice Date in respect of the meeting is not less than 50 days before the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the date of the applicable meeting.

(4)	Proper Form of Notice

To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary must comply with all the provisions of this Article 10.12 and disclose or include, as applicable:

(a)          as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(i)	the name, age, business and residential address of the Proposed Nominee;

(ii)	the principal occupation/business or employment of the Proposed Nominee, both presently and for the past five years;

(iii)
the number of securities of each class of securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iv)
full particulars of any relationships, agreements, arrangements or understandings (including financial, compensation or indemnity related) between the Proposed Nominee and the Nominating Shareholder, or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee or the Nominating Shareholder;

(v)
any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Business Corporations Act or applicable securities laws; and

(vi)
a written consent of each Proposed Nominee to being named as nominee and certifying that such Proposed Nominee is not disqualified from acting as director under the provisions of subsection 124(2) of the Business Corporations Act; and

(b)          as to each Nominating Shareholder giving the notice, and each beneficial owner, if any, on whose behalf the nomination is made:

(i)	their name, business and residential address;

(ii)
the number of securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Nominating Shareholder or any other person with whom the Nominating Shareholder is acting jointly or in concert with respect to the Company or any of its securities, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iii)
their interests in, or rights or obligations associated with, any agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Company or the person’s economic exposure to the Company;

(iv)
any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Nominating Shareholder or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder and any Proposed Nominee;

(v)
full particulars of any proxy, contract, relationship arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the board;

(vi)
a representation as to whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Company in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Company in support of such nomination; and

(vii)
any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act or as required by applicable securities laws.

Reference to “Nominating Shareholder” in this Article 10.12(4) shall be deemed to refer to each shareholder that nominated or seeks to nominate a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making the nomination proposal.

(5)	Currency of Nominee Information

All information to be provided in a Timely Notice pursuant to this Article 10.12 shall be provided as of the date of such notice. The Nominating Shareholder shall provide the Company with an update to such information forthwith so that it is true and correct in all material respects as of the date that is 10 business days before the date of the meeting, or any adjournment or postponement thereof.

(6)	Delivery of Information

Notwithstanding Article 23, any notice, or other document or information required to be given to the corporate secretary pursuant to this Article 10.12 may only be given by personal delivery or courier to the corporate secretary at the address of the principal executive offices or registered office of the Company, and shall be deemed to have been given and made on the date of delivery; provided such delivery is made on a business day and the delivery was made prior to 5:00 p.m. (Vancouver time) on that business day and otherwise such delivery shall be deemed to have been made on the subsequent day that is a business day.

(7)	Defective Nomination Determination

The chair of any meeting of shareholders of the Company shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Article 10.12, and if any proposed nomination is not in compliance with such provisions, must as soon as practicable following receipt of such nomination and prior to the meeting declare that such defective nomination shall not be considered at any meeting of shareholders.

(8)	Waiver

The board may, in its sole discretion, waive any requirement in this Article 10.12.

(9)	Definitions

For the purposes of this Article 10.12, “public announcement” means disclosure in a press release disseminated by the Company through a national news service in Canada, or in a document filed by the Company for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedarplus.ca.

11.        PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)          business relating to the conduct of or voting at the meeting;

(b)          consideration of any financial statements of the Company presented to the meeting;

(c)          consideration of any reports of the directors or auditor;

(d)          the setting or changing of the number of directors;

(e)          the election or appointment of directors;

(f)          the appointment of an auditor;

(g)          the setting of the remuneration of an auditor;

(h)          business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)          any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders; and

(j)          any non-binding advisory vote (i) proposed by the Company, (ii) required by the rules of any stock exchange on which securities of the Company are listed or (iii) required by applicable securities laws.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares and to Article 11.4, a quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if the holders of at least thirty-three and one-third percent (33 1/3%) of the issued shares entitled to be voted at the meeting are present in person or represented by proxy.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the officers, any lawyer for the Company, the auditor of the Company, any other persons invited to be present at the meeting by the board or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(2)
in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place or to the time and place determined by the chair of the board.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act and applicable securities laws, every motion put to a vote at a meeting of shareholders will be decided on a show of hands (or its functional equivalent) unless a poll, before or on the declaration of the result of the vote by show of hands (or its functional equivalent), is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.14	Electronic Voting

Any vote at a meeting of shareholders may be held entirely or partially by means of telephonic, electronic or other communications facilities, if the board determines to make them available, whether or not persons entitled to attend participate in the meeting by means of communications facilities.

11.15	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.16	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.17	Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands (or its functional equivalent) or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.18	Manner of Taking Poll

Subject to Article 11.19, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)          at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)          in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.19	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.20	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and the chair’s determination made in good faith is final and conclusive.

11.21	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.22	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.23	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.24	Retention of Ballots and Proxies

The Company or its agent must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.        VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands (or its functional equivalent), every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)
on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands (or its functional equivalent) or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the board, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)
if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint an individual person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must be received:

(a)        at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned or postponed meeting; or

(b)         at the meeting or any adjourned or postponed meeting, by the chair of the meeting or adjourned or postponed meeting or by a person designated by the chair of the meeting or adjourned or postponed meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)          the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)          the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	Proxy Provisions Do Not Apply to All Companies

If and for so long as the Company is a public company Articles 12.7 to 12.16 apply only insofar as they are not inconsistent with any applicable securities laws, or any rules of any stock exchange on which securities of the Company are listed.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

(3)
the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(4)	the Company is a public company.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)
be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting;

(2)
unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting; or

(3)	be received in any other manner determined by the board or chair of the meeting.

A proxy may be sent to the Company by written instrument, or any other method of transmitting legibly recorded messages or by using such available internet or telephone voting services as may be approved by the board.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)
at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the board or the chair of the meeting:

[Company’s Name]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned): _______________

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder-printed]

12.13	Revocation of Proxy

Subject to Article 12.14 and 12.15, every proxy may be revoked by an instrument in writing that is received:

(1)
at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)
if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or the shareholder’s legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Article 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

12.16	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.        DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)	if the Company is a public company, the greater of three and the most recently set of:

(a)          the number of directors set by directors’ resolution or ordinary resolution (whether or not previous notice of the resolution was given); and

(b)          the number of directors set under Article 14.4;

(3)	if the Company is not a public company, the most recently set of:

(a)          the number of directors set by directors’ resolution or ordinary resolution (whether or not previous notice of the resolution was given); and

(b)          the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.13)a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)
if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number, then the board may, subject to Article 14.8, appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

No decrease in the number of directors will shorten the term of an incumbent director.

13.3	Board’s Acts Valid Despite Vacancy

An act or proceeding of the board is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for the director’s office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the board may from time to time determine. If the board so decides, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that the director may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the board are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, the director may be paid remuneration fixed by the board, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that the director may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to the director’s spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.        ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)
the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3	Failure to Elect or Appoint Directors

If:

(1)
the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	when the director’s successor is elected or appointed; and

(4)	when the director otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the board.

14.6	Remaining Directors’ Power to Act

The board may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the board may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the board may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of the director’s term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the board may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The board may remove any director before the expiration of the director’s term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the board may appoint a director to fill the resulting vacancy.

15.        POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The board must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The board may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the board under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the board, to appoint or remove officers appointed by the board and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the board may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the board thinks fit. Any such attorney may be authorized by the board to sub-delegate all or any of the powers, authorities and discretions for the time being vested in such attorney.

16.        INTERESTS OF DIRECTORS AND OFFICERS

16.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to the director’s office of director for the period and on the terms (as to remuneration or otherwise) that the board may determine.

16.6	No Disqualification

No director or intended director is disqualified by the director’s office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by the director or officer as director, officer or employee of, or from the director’s or officer’s interest in, such other person.

17.        PROCEEDINGS OF THE BOARD

17.1	Meetings of the Board

The board may meet together for the conduct of business, adjourn and otherwise regulate its meetings as the board thinks fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, as the board may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of the board are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of the board:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the board if:

(a)          neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)          neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)          the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the board or of any committee of the board:

(1)	in person;

(2)	by telephone; or

(3)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all the directors participating in the meeting, whether in person, by telephone or by other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the board at any time.

17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the board pursuant to Article 17.1 or as provided in Article 17.7, reasonable notice of each meeting of the board, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of the board to a director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the board at which that director is appointed; or

(2)	the director has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of board to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

Any director may send to the Company a document signed by the director waiving notice of any past, present or future meeting or meetings of the board and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the board need be given to that director and, unless the director otherwise requires by notice in writing to the Company and all meetings of the board so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

Attendance of a director at a meeting of the board is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.10	Quorum

The quorum necessary for the transaction of the business of the board may be set by the board and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions in Writing

A resolution of the board or of any committee of the board may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)
in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that the director has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article 17.12 may be by any written instrument, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the board or of any committee of the board passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of the board or of the committee of the board and to be as valid and effective as if it had been passed at a meeting of the board or of the committee of the board that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the board or of a committee of the board.

18.        EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee

The board may, by resolution, appoint an executive committee consisting of the director or directors that it considers appropriate, and during the intervals between meetings of the board all of the board’s powers are delegated to the executive committee, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the board; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees

The board may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the board’s powers, except:

(a)          the power to fill vacancies in the board of directors;

(b)          the power to remove a director;

(c)          the power to change the membership of, or fill vacancies in, any committee of the board; and

(d)          the power to appoint or remove officers appointed by the board; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3	Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the board; and

(2)	report every act or thing done in exercise of those powers at such times as the board may require.

18.4	Powers of Board

The board may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

18.5	Committee Meetings

Subject to Article 18.3(1) and unless the board otherwise provides in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)
the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)
questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.        OFFICERS

19.1	Board May Appoint Officers

The board may, from time to time, appoint such officers, if any, as the board determines and the board may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The board may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	delegate to the officer any of the powers exercisable by the board on such terms and conditions and with such restrictions as the board thinks fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board, and an officer may in addition to such remuneration be entitled to receive, after the officer ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

20.        INDEMNIFICATION

20.1	Definitions

In this Article 20:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)
“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director or an officer or former officer of the Company (each an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Company:

(a)          is or may be joined as a party; or

(b)          is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act.

(4)	“officer” means a person appointed by the board as an officer of the Company.

20.2	Mandatory Indemnification of Eligible Parties

Subject to the Business Corporations Act, the Company must indemnify an eligible party and an eligible party’s heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding to the fullest extent permitted by the Business Corporations Act. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person, including directors, officers, employees, agents and representatives of the Company.

20.4	Non-Compliance with Business Corporations Act

The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles or, if applicable, any former Companies Act or former Articles, does not invalidate any indemnity to which the director or officer is entitled under this Part.

20.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or any person’s heirs or legal personal representatives) who:

(1)	is or was a director, officer, employee or agent of the Company;

(2)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by the person as such director, officer, employee or agent or person who holds or held such equivalent position.

21.        DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Business Corporations Act, the board may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3	No Notice Required

The board need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

The board may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. (Vancouver time) on the date on which the board passes the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

21.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the board may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)
determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the board.

21.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10	Dividend Bears No Interest

No dividend bears interest against the Company.

21.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12	Payment of Dividends

Any dividend or other distribution payable in money in respect of shares may be paid:

(1)
by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing; or

(2)	by electronic transfer, if so authorized by the shareholder.

The mailing of such cheque or the forwarding by electronic transfer will, to the extent of the sum represented by the cheque or transfer (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation, or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13	Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the board may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

21.14	Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. The Company shall not be liable to any person in respect of any dividend which is forfeited to the Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

22.        ACCOUNTING RECORDS

22.1	Recording of Financial Affairs

The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2	Inspection of Accounting Records

Unless the board determines otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.        NOTICES

23.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)          for a record mailed to a shareholder, the shareholder’s registered address;

(b)          for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)          in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)          for a record delivered to a shareholder, the shareholder’s registered address;

(b)          for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)          in any other case, the delivery address of the intended recipient;

(3)
unless the intended recipient is the auditor of the Company, sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(4)	physical delivery to the intended recipient;

(5)
creating and providing a record posted on or made available through a generally accessible electronic source and providing written notice by any of the foregoing methods as to the availability of such record; or

(6)	as otherwise permitted by applicable securities legislation.

23.2	Deemed Receipt

A notice, statement, report or other record that is:

(1)
mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(2)	e-mailed to a person to the e-mail address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed; and

(3)	delivered in accordance with Article 23.1(5), is deemed to be received by the person on the day such written notice is sent.

23.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)          by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)          at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)
if an address referred to in paragraph 23.5(1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6	Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of the shareholder’s new address.

24.        SEAL AND EXECUTION OF INSTRUMENTS

24.1	Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the board.

24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer, or the signature of any other person as may be determined by the board.

24.3	Mechanical Reproduction of Seal

The board may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 24.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

24.4	Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Company by any director or officer. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

25.        FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate courts therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act or these Articles (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (iv) does not include claims related to the business carried on by the Company or such affiliates. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the Province of British Columbia (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the provincial and federal courts located within the Province of British Columbia in connection with any action or proceeding brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder.

26.        PROHIBITIONS

26.1	Definitions

In this Article 26:

(a)	“security” has the meaning assigned in the Securities Act;

(b)	“transfer restricted security” means

(i)	a share of the Company;

(ii)	a security of the Company convertible into shares of the Company; or

(iii)
any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the “private issuer” exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the “private issuer” exemption.

26.2	Application

Article 26.3 does not apply to the Company if and for so long as it is a public company.

26.3	Consent Required for Transfer of Shares or Transfer Restricted Securities

No share or other transfer restricted security may be sold, transferred or otherwise disposed of without the consent of the board and the board is not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

27.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES

The Common Shares without par value in the authorized share structure of the Company (“Common Shares”) have attached to them the special rights and restrictions set out in this Part 27.

27.1	Dividends; Rights on Liquidation, Dissolution or Winding-Up

The Common Shares shall be subject to and subordinate to the special rights or restrictions attached to the Preferred Shares and the shares of any other class ranking senior to the Common Shares. For the avoidance of doubt, holders of Common Shares shall, subject always to the rights of the holders of Preferred Shares and the shares of any other class ranking senior to the Common Shares, be entitled to receive (i) such dividends and any amount payable on any distribution of assets constituting a return of capital as the board of directors of the Company may determine from time to time in their absolute discretion, and (ii) in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purposes of winding up its affairs, the remaining property and assets of the Company.

27.2	Meetings and Voting Rights

Each holder of Common Shares shall be entitled to receive notice of, attend and vote (in person or by proxy) at all meetings of shareholders of the Company, except meetings at which only holders of another class or of a particular series shall have the right to vote. At each such meeting, each Common Share shall entitle the holder thereof to one vote.

28.	SPECIAL RIGHTS OR RESTRICTIONS ATTACHING TO THE PREFERRED SHARES

The Preferred Shares without par value in the authorized share structure of the Company (“Preferred Shares”) have attached to them the special rights and restrictions set out in this Part 27.

28.1	Issuable in Series

(1)	The directors may issue the Preferred Shares at any time and from time to time in one or more series.

(2)
Subject to Article 9.3 and the Business Corporations Act, the directors may from time to time, by directors’ resolution, if none of the Preferred Shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(a)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name for the shares of that series, or alter any such identifying name; and

(c)
attach special rights or restrictions to the shares of any of those series of Preferred Shares or alter any special rights or restrictions attached to those shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to:

(A)
the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or noncumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

(B)
any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(C)	any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;

(D)	any rights of conversion, exchange or reclassification and the terms and conditions of any such rights;

(E)	any voting rights and restrictions;

(F)	the terms and conditions of any share purchase plan or sinking fund;

(G)	restrictions respecting payment of dividends on, or the return of capital, repurchase or redemption of, any other shares of the Company; and

(H)	any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred Shares.

(d)
No special rights or restrictions attached to any series of Preferred Shares will confer upon the shares of that series a priority over the shares of any other series of Preferred Shares in respect of dividends or a return of capital in the event of the dissolution of the Company or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital.  The Preferred Shares of each series will, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital, rank on a parity with the shares of every other series.

28.2	Class Rights or Restrictions

(1)
Holders of Preferred Shares will be entitled to preference with respect to payment of dividends over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

(2)
In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares will be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

(3)
The Preferred Shares may also be given such other preferences over the Common Shares and any other shares ranking junior to the Preferred Shares as may be fixed by directors' resolution as to the respective series authorized to be issued.

[Signature page follows]

Full name and signature of a director	Date of signing

/s/ Prashant Kohli	October 1, 2024
Prashant Kohli